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                                                                   EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of _______________, ______ by and between CARDIOVASCULAR DYNAMICS, INC., a Delaware corporation (the "Company"), and Michael R. Henson, an individual (the "Executive").

                                  R E C I T A L

        The Company desires to employ Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Company in that capacity pursuant to the terms and conditions set forth herein.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

        1. Employment. The Company hereby agrees to employ the Executive as the Chairman of the Board of Directors of the Company, effective as of ____________, 1999, and as the President and Chief Executive Officer of the Company effective ____________, 1999, and the Executive accepts such employment and agrees to devote substantially all his business time and efforts and skills on such reasonable duties as shall be assigned to him by the Company commensurate with such position.

        2. Term. The initial term of the Executive's employment hereunder shall commence _______________, ______, ("Effective Date") and shall be for a period of two (2) years, and shall automatically extend for successive one year periods following the initial term unless either party delivers written notice to the other no later than sixty (60) days prior to the end of the second anniversary of the Effective Date or any successive anniversary of the Effective Date, as the case may be, of intent not to renew. Executive's employment is subject to earlier termination as hereafter specified.

        3. Position and Duties.

            3.1 Service with the Company. During the term of this Agreement, the Executive agrees to perform such reasonable duties and on such basis as shall be assigned to him from time to time by the Board of Directors (the "Board of Directors"); such duties, however, to be commensurate with the Executive's position as Chairman, President and Chief Executive Officer of the Company. In particular, and without limitation, such duties shall include:

                (a) developing strategic policies for the Company,

                (b) coordinating the Board of Directors activities and the various committees of the Board of Directors, including but not limited to the Audit Committee and the Compensation Committee,

                (c) participating as the Chairman and member of the Coronary Radiation Management Committee, and

                (d) managing projects as requested by the Company's Board of Directors.

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            3.2 No Conflicting Duties. Except as provided in Exhibit A hereto, during the term hereof, the Executive shall not serve as an officer, director, employee, consultant or advisor to any other business; provided, however, that the Executive may serve as a director of another corporation so long as (i) such corporation does not compete, directly or indirectly, with the Company or any of its Affiliates for such products as defined as "Competitive Products" in Exhibit B attached to this Agreement, and (ii) such services do not adversely affect Executive's ability to perform his duties under this Agreement, unless such other service is approved by the Board of Directors of the Company. For purposes of this Agreement, the term "Affiliate" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled by the Company. Notwithstanding the foregoing, nothing contained herein shall prevent Executive from making and expending any time of passive personal investments and/or expending reasonable amounts of time for educational and charitable activities. Except as provided in Exhibit A hereto, the Executive confirms that he is under no contractual commitment inconsistent with his obligations set forth in this Agreement.

        4. Compensation.

            4.1 Base Salary. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base salary of $264,000 ("Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed by the Compensation Committee of the Board of Directors, which may annually increase Executive's Base Salary in amounts consistent with industry practices as determined in its sole discretion. Executive's performance, the performance of the Company and such other factors as the Board of Directors deem appropriate shall also be considered.

            4.2 Incentive Compensation Plans. In addition to the Base Salary, Executive shall be eligible to participate in management incentive compensation plans approved by the Company's Board of Directors, such participation to be on terms similar to those afforded to other management employees holding positions with the Company. In addition to the Base Salary, the Executive shall be entitled to earn up to thirty-five percent (35%) of his Base Salary as incentive compensation. All amounts to which the Executive may be entitled under any incentive compensation plans shall be subject to the provisions, rules and regulations of any such plan which apply to other management employees.

            4.3 Participation in Benefit Plans. During the term of this Agreement, Executive shall be entitled to participate in all employee benefit plans, profit-sharing, stock options, vacation and other perquisite plans and programs for which key employees of the Company are generally eligible. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations thereof that are generally available to all participants thereon, provided, however, in no event shall Executive's benefits be less than the benefits described in Exhibit C.


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            4.4 Expenses. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, provided that Executive submits appropriate vouchers and expense reports substantiating the amount thereof and the business purposes for which such expenses were incurred.

        5.  Termination.

            5.1 Termination by the Company for Cause. Any of the following acts or omissions shall constitute grounds for the Company to terminate the Executive's employment pursuant to this Agreement for "cause":

               (a) Willful misconduct by Executive causing material harm to the Company but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement.

               (b) Any material act or omission by the Executive involving gross negligence in the performance of the Executive's duties to, or material deviation from any of the policies or directives of, the Company, other than a deviation taken in good faith by the Executive for the benefit of the Company;

               (c) Any illegal act by the Executive which materially and adversely affects the business of the Company or any felony committed by Executive, as evidenced by conviction thereof, provided that the Company may suspend the Executive with pay while any allegation of such illegal or felonious act is investigated.

               Termination by the Company for cause shall be accomplished by written notice to the Executive and shall be preceded by a written notice providing a reasonable opportunity for the Executive to correct his conduct.

            5.2 Termination for Death or Disability. In addition to termination for cause pursuant to Section 5.1 hereof, the Executive's employment pursuant to this Agreement shall be immediately terminated without notice by the Company (i) upon the death of the Executive or (ii) upon the Executive becoming totally disabled. For purposes of this Agreement, the term "totally disabled" means an inability of Executive, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by a competent physician selected by the Company's Board of Directors and reasonably agreed to by the Executive, following such one hundred eighty (180) day period.

            5.3 Termination for Good Reason. Executive's employment pursuant to this Agreement may be terminated by the Executive for "good reason" if the Executive voluntarily terminates his employment as a result of any of the following:

               (a) Without the Executive's prior written consent, a reduction in his then current Base Salary;




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               (b) Without Executive's prior written consent, a relocation of the Executive's place of employment outside of Orange County, California;

               (c) Resignation as a result of unlawful discrimination, as evidenced by a final court order;

               (d) A reduction in duties and responsibilities which results in the Executive no longer having duties customary for a Chairman, President and Chief Executive Officer; or

               (e) The Company materially breaches any provision of this Agreement.

            5.4 Termination Without Cause. The Company may terminate this Agreement, and the employment of the Executive under this Agreement, without cause at any time upon at least thirty (30) days prior written notice to the Executive.

            5.5 Payments Upon Removal or Termination. If during the term of this Agreement, the Executive resigns for one of the reasons stated in Section 5.3, or the Company terminates the Executive's service, except as provided in Sections 5.1 or 5.2 hereof, the Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive's termination, (iii) severance payment in an amount (the "Severance Amount") equal to Executive's then-current Base Salary, payable for the remainder of the Term; and (iv) all of Executive's options to purchase shares of the Company's common stock and restricted stock shall accelerate and automatically vest by one additional year, and such options shall otherwise be exercisable in accordance with their terms.

            All payments required to be made by the Company to the Executive pursuant to this Section 5.5 shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies, including, without limitation, the Severance Amount which shall be paid at such times and in such amounts consistent with the Company's normal payroll procedures and policies over the number of months immediately succeeding the date of termination that is equal to the number of months of Base Salary payable as the Severance Amount. If the Company terminates the Executive's employment pursuant to Sections 5.1 or 5.2, or if the Executive voluntarily resigns (except as provided in Section 5.3), then the Executive shall be entitled to only the compensation set forth in items (i) and (ii) or the first paragraph of this Section 5.5.

            6. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to an Affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 6.


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            7. Successors. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

            8. Miscellaneous.

               8.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

               8.2 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

               8.3 Arbitration. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the matter shall be determined by arbitration, which shall take place in Orange County, California, under the rules of the American Arbitration Association. The arbitrator shall be a retired Superior Court judge mutually agreeable to the parties and if the parties cannot agree such person shall be chosen in accordance with the rules of the American Arbitration Association. The arbitrator shall be bound by applicable legal precedent in reaching his or her decision. Any judgment upon such award may be entered in any court having jurisdiction thereof. Any decision or award of such arbitrator shall be final and binding upon the parties and shall not be appealable. The parties hereby consent to the jurisdiction of such arbitrator and of any court having jurisdiction to enter judgment upon and enforce any action taken by such arbitrator. The fees payable to the American Arbitration Association and the arbitrator shall be paid by the Company.

               8.4 Withholding Taxes. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

               8.5 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

               8.6 No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

               8.7 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.


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               8.8 Counterpart Execution. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

               8.9 Attorneys Fees. Should any legal action or arbitration be required to resolve any dispute over the meaning or enforceability of this Agreement or to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its or his reasonable attorneys fees and costs incurred in such action, in addition to any other relief to which that party may be entitled.

               8.10 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be personally served or sent by United States Mail, and shall be deemed to have been given when personally served or two days after having been deposited in the United States Mail, registered mail, return receipt requested, with first class postage prepaid and properly addressed as follows:

               If to Executive:             Michael Henson
                                            Two Via Presea
                                            Coto de Caza, CA 92679

               If to the Company:           Cardiovascular Dynamics, Inc.
                                            13700 Alton Parkway, Suite 160
                                            Irvine, CA 92618
                                            Attn: Chief Executive Officer


               8.11 Proprietary Information and Inventions Agreement. Executive agrees to sign the Company's standard form of employee proprietary information and inventions agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                             "COMPANY"
                                             CARDIOVASCULAR DYNAMICS, INC.,
                                             a Delaware corporation


                                             By: _______________________________
                                             Its: ______________________________


                                             "EXECUTIVE"

                                             ___________________________________
                                             Michael R. Henson


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                                    EXHIBIT A


        M. Henson Board of Director Memberships

               --Endologix, Inc.

               --Micrus Corporation





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                                    Exhibit B


        "Competitive Products"

               1.     PTCA Catheters

               2.     Conventional Coronary Stents - Without Drug Delivery

               3.     Conventional Coronary Stents - with Radiation

               4.     Coronary and Peripheral Vascular Radiation Catheters





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                                    Exhibit C


        M. Henson Benefits

               --Health Insurance

               --Dental Insurance

               --Prescription Drug Insurance

               --401K Program Participation

               --Employee Stock Purchase Program Participation

               --Paid Company Holidays

               --Paid vacation per company policy

               --Monthly automobile allowance of $850.00 per month

               --Administrative assistant support services



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                        AMENDMENT TO EMPLOYMENT AGREEMENT


        THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of February 1, 1999 by and between RADIANCE MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), and Michael R. Henson, an individual (the "Executive").

                                  R E C I T A L

        The Company and Executive are parties to an Employment Agreement dated January 14, 1999, and the parties thereto desire to amend such Employment Agreement as set forth herein.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

               1. Article 4 of the Employment Agreement is amended to add a new
Section 4.5 to read as follows:

               "4.5 ACCELERATION OF OPTIONS. Notwithstanding any provisions of the Company's option or stock incentive plan, or of the Executive's stock option or restricted stock agreements, in the event of a "Corporate Transaction" or "Change of Control," as defined below, during the period of the Executive's employment hereunder; all of the Executive's stock options shall vest in full and all rights of the company to repurchase restricted stock of the Executive shall terminate. For purposes hereof, "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                      (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept, or

                      (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.


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               "Corporate Transaction" shall mean either of the following stockholder-approved transactions to which the Company is a party:

                      (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                      (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company."

        2. Section 5.5 is amended to add the following at the end of such section:

               "To the extent that any or all of the payments and benefits provided for in this Agreement constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code") and, but for this paragraph, would be subject to the excise tax imposed by Section 4999 of the Code, then at the Executive's election:

                      (A) the Executive shall receive all such payments and
               benefits the Executive is entitled to receive hereunder, and any liability for taxes pursuant to the above shall be the liability solely of the Executive; or

                      (B) the aggregate amount of such payments and benefits
               shall be reduced such that the present value thereof (as determined under the Code and applicable regulations) is equal to
               2.99 times the Executive's "base amount" (as defined in the Code).

               The determination of any reduction or increase of any payment or benefits under this paragraph 5 pursuant to the foregoing provision shall be made by a nationally recognized public accounting firm chosen by the Company in good faith, and such determination shall be conclusive and binding on the Company and the Executive."

        3. All other terms and provisions of the Employment Agreement shall remain in full force and effect.



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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.


                                           "COMPANY"
                                           RADIANCE MEDICAL  SYSTEMS, INC.,
                                           a Delaware corporation


                                           By: ________________________________
                                           Its: _______________________________


                                           "EXECUTIVE"


                                           ____________________________________
                                           Michael R. Henson